EXHIBIT 10.23.4

FOURTH AMENDMENT TO LEASE

This FOURTH AMENDMENT TO LEASE (this “Agreement”) is made by and between 200 SOUTH VIRGINIA INVESTMENTS, LLC (“Landlord”) and ADVANCED TELCOM, INC., f/k/a ADVANCED TELCOM GROUP, INC. (“Tenant”).

Recitals

A.                                   Tenant occupies certain premises (the “Premises”) in the building at 200 South Virginia Street, Reno, Nevada (the “Building”), under a Lease Agreement dated July 31, 1999, as amended pursuant to a First Amendment to Lease dated January 10, 1999, and a Second Amendment to Lease dated August 1, 2001, and Third Amendment to Lease dated April 1, 2004. (the Lease Agreement, as previously amended, hereinafter referred to as the “Lease”).

B.                                     The Premises are used primarily for the purposes of housing Tenant’s telecommunications switching and related equipment for providing telecommunications, Internet, and related services to Tenant’s retail and wholesale customers and for business office space.

C.                                     In conjunction with the provision of wholesale telecommunications and Internet services to certain other telecommunications and Internet services providers, Tenant wishes to permit such other service providers (“Collocation Services Customers”) to install certain equipment in, and have access to, certain portions of the Premises and other common areas of the Building, as is reasonably necessary in connection with such installed equipment.

D.                                    Therefore, Tenant and Landlord desire to further amend the Lease as provided in this Agreement.

Agreement

1.                                       Collocation Services.  Notwithstanding any provision to the contrary contained in the Lease, without any consent or prior approval of Landlord, and without any additional compensation to Landlord, Tenant may:

a.                                       Select and approve Collocation Services Customers;

b.                                      Prepare space within the Premises for installation of Collocation Services Customers’ equipment, including, but not limited to, the installation of cages and equipment racks in which the equipment will be placed;

c.                                       Permit the installation of Collocation Services Customers’ equipment in the Premises;

d.                                      Provide telecommunications network connections and services, electrical power and other services to Collocation Services Customers within the Premises;

e.                                       Provide Collocation Services Customers with access to their equipment in the Premises 24 hours per day, 7 days per week; and

f.                                         Provide Collocation Services Customers with such other services as Tenant shall deem necessary or appropriate in its sole discretion.

2.                                       Conflicts.                                             In the event of any conflict between the terms of the Lease and the terms of this Agreement, the terms of this Agreement shall control.

3.                                       Ratification.                                Except as amended hereby, the Lease is ratified and confirmed in all respects.

IN WITNESS WHEREOF, the parties have executed this Agreement on September           , 2004 to be effective as of the Commencement Date under the Lease.

200 SOUTH VIRGINIA INVESTMENTS, LLC, an Oregon limited liability company

By:	SCANLANKEMPERBARD COMPANIES, an Oregon corporation, its Operating Manager

By:	/s/ M. Bardt
Title:	SRVP

“Landlord”

ADVANCED TELCOM, INC., a Delaware corporation

By:	/s/ David O’Neill
Title:	President

“Tenant”